Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of February 10, 2012, is made by MARINA BIOTECH, INC., a Delaware corporation (“MRNA”), Cequent Pharmaceuticals, Inc., a Delaware corporation (“CPI”), and MDRNA RESEARCH, INC., a Delaware corporation (“Research” and, collectively with MRNA and CPI, “Grantors” and each, individually, “Grantor”), in favor of Genesis Capital Management, LLC, as agent (in such capacity, together with its successors and permitted assigns, the “Agent”) for the Purchasers (as defined in the Security Agreement referred to below);

W I T N E S S E T H:

WHEREAS, pursuant to that certain Note and Warrant Purchase Agreement, dated as of even date herewith (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Grantors and the Purchasers from time to time party thereto (the “Purchasers”; the Agent and Purchasers being collectively referred to as the “Secured Parties”), the Purchasers have severally agreed to make extensions of credit to the Grantors upon the terms and subject to the conditions set forth therein; and

WHEREAS, in order to induce the Purchasers to enter into the Purchase Agreement and other Transaction Documents and to induce the Purchasers to purchase the Notes as provided for in the Purchase Agreement, Grantors have agreed to pledge the Collateral to Agent, on behalf of itself and the Purchasers in accordance herewith;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and to induce the Purchasers to enter into the Purchase Agreement and to induce the Purchasers to make their respective purchases of the Notes issued by the Grantors thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement (the “Security Agreement”) dated as of even date herewith among the Agent, the Purchasers and the Grantors.

Section 2. Grant of Security Interest in Intellectual Property Collateral. (A) Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations hereby mortgages, pledges, assigns, grants and hypothecates to the Agent for the benefit of the Purchasers, and grants to the Agent for the benefit of the Purchasers a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor whether now owned or hereafter acquired or arising and wherever located (the “Intellectual Property Collateral”):

(a) all of its copyrights and rights under any written agreement granting any right to use copyrights, including, without limitation, those referred to on Schedule 1 hereto, together with all renewals, reversions and extensions of the foregoing;

(b) all of its patents and rights under any written agreement granting any right to use patents, including, without limitation, those referred to on Schedule 1 hereto, together with all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing;

(c) all of its trademarks and rights under any written agreement granting any right to use trademarks, including, without limitation, those referred to on Schedule 1 hereto, together with all renewals, reissues, continuations and extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each such trademark; and

(e) all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

(B) This Intellectual Property Security Agreement and the security interests created hereby secure the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Intellectual Property Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent or the Purchasers, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

Section 3. Purchase Agreement & Security Agreement. The security interest granted pursuant to this Intellectual Property Security Agreement is granted in conjunction with, and in no way limiting, the security interest granted to the Agent pursuant to the Security Agreement, and each Grantor hereby acknowledges and agrees that the rights and remedies of the Agent with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Authorization to Supplement. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Intellectual Property Security Agreement shall automatically apply thereto. Grantors shall give prompt (and in any event within fifteen (15) Business Days) notice in writing to Agent with respect to any such new patent rights. Without limiting Grantors’ obligations under this Section 4, Grantors hereby authorize Agent on behalf of the Secured Parties unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Intellectual Property Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent’s and the Secured Parties’ continuing Security Interest in all Collateral, whether or not listed on Schedule I.

Section 5. Grantor Remains Liable. Grantors hereby agree that, anything herein to the contrary notwithstanding, Grantors shall retain full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their Intellectual Property subject to a security interest hereunder.

Section 6. Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 7. Governing Law. This Intellectual Property Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

MARINA BIOTECH, INC., a Delaware corporation		MDRNA RESEARCH, INC., a Delaware corporation

By:	/s/ J. Michael French	By:	/s/ J. Michael French
Name:	J. Michael French	Name:	J. Michael French
Title:	President and Chief Executive Officer	Title:	President

CEQUENT PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

ACCEPTED AND AGREED as of the date first above written:

GENESIS CAPITAL MANAGEMENT, LLC, As Agent

By:	/s/ Shawn Rhynes
	Name:	Shawn Rhynes
	Title:	Managing Director

INTELLECTUAL PROPERTY SECURITY AGREEMENT

SIGNATURE PAGE

Acknowledgment of Grantors

STATE OF             )

                                 ) ss

COUNTY OF         )

On this      day of February, 2012, before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of MARINA BIOTECH, INC., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

STATE OF             )

                                 ) ss

COUNTY OF         )

On this      day of February, 2012, before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of CEQUENT PHARMACEUTICALS, INC., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

STATE OF             )

                                 ) ss

COUNTY OF         )

On this      day of February, 2012, before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of MDRNA RESEARCH, INC., who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

ACKNOWLEDGEMENT OF GRANTOR

INTELLECTUAL PROPERTY SECURITY AGREEMENT

SIGNATURE PAGE